For Further Information at Healthsource, Inc.

          JOSEPH ZUBRETSKY
          Chief Financial Officer

          TRACEY TURNER
          Vice President, Corporate Communications

          HEALTHSOURCE, INC. REPORTS FOURTH QUARTER EARNINGS PER SHARE OF $0.05 BEFORE NON-RECURRING CHARGES; LOSS OF $0.35 PER SHARE AFTER NON-RECURRING CHARGES OF $0.40 PER SHARE; REVENUE UP 28%; ENROLLMENT UP 26% TO 940,900 IN JANUARY 1997

          CIGNA CORPORATION AND HEALTHSOURCE SEPARATELY REPORTED AN AGREEMENT FOR CIGNA TO PURCHASE HEALTHSOURCE FOR $21.75
          PER SHARE

          HOOKSETT, NH, FEBRUARY 28, 1997 -- HEALTHSOURCE, INC. (NYSE:HS), a leading owner of managed health care companies today reported the results of its operations for the fourth quarter and year end period ended December 31, 1996. Earnings per share for the fourth quarter 1996 were $0.05 before the effect of a non-recurring charge of $0.40 per share related to costs the Company has elected to incur to enhance its provider arrangements and for costs related to a re-structuring of operations. After non-recurring charges, the Company reported a net loss of $0.35 per share compared with net income of $0.22 per share for the three month period ended December 31, 1995.

          QUARTERLY REVENUES AND NET INCOME

          Revenue for the period including managed care premiums and other administrative fees increased 28 percent to $438.3 million from the $343.6 million recorded in the fourth quarter of 1995. After the effect of a pre-tax, non-recurring charge of $40.4 million, the quarter's result was a net loss of $22.6 million compared with net income of $15.8 million for the three month period ended December 31, 1995, representing a decrease of $38.4 million or 243 Percent.

          TWELVE MONTH RESULTS

          For the twelve month period ended December 31, 1996 earnings per share were $0.45 before the effect of non-recurring charges of $0.53. Including the effect of non-recurring charges, the Company recognized a loss of $0.08 versus the $0.81 earned in 1995. Revenue for the year reached $1.7 billion, up 47% from $1.2 billion recorded in 1995. After the effect of the pre-tax, non-recurring charge of $53.4 million, net loss for the twelve month period was $3.9 million compared with earnings of $56.2 million during the same period a year ago.

          ENROLLMENT GROWTH

          Enrollment in Healthsource's health maintenance organizations (HMOs) continued to grow during the fourth quarter increasing to 940,900 in January 1997, up 26 percent from 744,700 reported in the fourth quarter of 1995.

          Norman Payson, M.D., President and Chief Executive Officer of Healthsource, Inc., said today, "The fourth quarter results, exclusive of non-recurring charges, are consistent with the challenges for the industry in 1996 in which premium pricing did not keep pace with health care costs. January 1997 premium pricing, however, was more favorable and the measures we have taken to address certain unprofitable accounts, improve our provider contracts and significantly trim administrative costs, we believe will benefit results in 1997. Separately, the major news for us today, of course, is the announcement of a definitive merger agreement with CIGNA Corporation. We hold CIGNA Corporation in highest regard and look forward to a very successful combination for all concerned."

          Healthsource confirmed today that it has entered into a definitive merger agreement under which CIGNA Corporation (NYSE:CI) has agreed to acquire the Company. Pursuant to the Agreement, CIGNA will commence a tender offer for any and all outstanding Healthsource shares at a price of $21.75 per share in cash. Following consummation of the tender offer, Healthsource will merge with a subsidiary of CIGNA under which all remaining Healthsource shareholders will receive the same per share price.
          The tender offer is subject to various conditions, including among others, the tender of at least a majority of Healthsource's outstanding shares and receipt of regulatory approvals.

          Healthsource, Inc., through its subsidiaries, is a geographically diversified provider of a broad range of managed health care services serving more than three million members including former members of Provident Life and Accident Insurance Company. Healthsource owns HMOs operating primarily in the Northeast, the Midwest and the South which offer traditional HMO plans, point-of-service plans, preferred provider organizations and utilization review and managed care services to other health care payors including former members of Provident Life and Accident Insurance Company.

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS; ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS WHICH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING; THAT INCREASED REGULATION WILL INCREASE HEALTH CARE EXPENSES; THAT INCREASED COMPETITION IN THE COMPANY'S MARKETS OR CHANGE IN PRODUCT MIX WILL UNEXPECTEDLY REDUCE PREMIUM YIELD; THAT HEALTH CARE COSTS IN ANY GIVEN PERIOD MAY BE GREATER THAN EXPECTED DUE TO UNEXPECTED INCIDENCE OF MAJOR CASES, NATURAL DISASTERS, EPIDEMICS, CHANGES IN PHYSICIAN PRACTICES, AND NEW TECHNOLOGIES; THAT THE COMPANY WILL BE UNABLE TO CLOSE ACQUISITIONS OF OTHER HMOS ON SATISFACTORY TERMS; AND THAT THE COMPANY MAY BE UNABLE TO CLOSE GLOBAL CAPITATION ARRANGEMENTS ON SATISFACTORY TERMS IN KEY MARKETS. INVESTORS ARE ALSO DIRECTED TO THE OTHER RISKS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                            HEALTHSOURCE, INC. (NYSE)
                                               Three Months Ended
                                                   December 31,
                                               1996           1995(1)
                                                   (unaudited)
                                            (in thousands, except per
                                                   share data)
Revenue:
  HMO medical premiums  . . . . . . . . .    $322,297      $220,409
  Other insured medical premiums(2) . . .      57,491        66,187
Administrative and managed care fees. .        58,549        57,039
                                             --------      --------
      Total operating revenue . . . . . .     438,337       343,635
                                             --------      --------
Expenses:
  Cost of HMO medical premiums. . . . . .     263,890       165,177
  Cost of other insured medical
    premiums(2) . . . . . . . . . . . . .      45,637        53,521
  Selling, general and administrative:
    HMO and other insured services(3) . .      63,267        45,101
    Admin. and managed care services  . .      50,921        48,927
                                              -------       -------
      Total selling, general and admin. .     114,188        94,028
                                              -------       -------
  Other charges . . . . . . . . . . . . .      40,462            -
  Depreciation and amortization . . . . .      10,770         8,143
                                              -------       -------
      Total operating expenses  . . . . .     474,947       320,869
                                              -------       -------
      Operating income (loss) . . . . . .     (36,610)       22,766

Interest income . . . . . . . . . . . . .       5,904         4,945
Interest expense  . . . . . . . . . . . .      (3,474)       (1,785)
                                              -------       -------
      Interest income, net  . . . . . . .       2,430         3,160
                                              -------       -------
Income (loss) before provision
 for income taxes . . . . . . . . . . . .     (34,180)       25,926
Income tax benefit (provision). . . . . .      11,579       (10,071)
                                             --------      --------
Net income (loss) . . . . . . . . . . . .    $(22,601)     $ 15,855
                                             ========      ========
Preferred stock dividends . . . . . . . .         -          (1,563)
                                             --------      --------
Net income (loss) applicable to
 common shareholders  . . . . . . . . . .    $(22,601)     $ 14,292
                                             ========      ========
Net income (loss) per share:(4)                $(0.35)       $ 0.22
Weighted average number of common and
 common equivalent shares outstanding:         63,795        65,167
See Addendum 9 for footnote information.

Revenue:
  HMO medical premiums . . . . . . . . .    $1,238,936    $  811,645
  Other insured medical premiums(2). . .       242,535       184,819
  Administrative and managed care fees .       232,492       170,233
                                             ---------     ---------
     Total operating revenue . . . . . .     1,713,963     1,166,697
                                             ---------     ---------
Expenses:
  Cost of HMO medical premiums . . . . .     1,000,002       621,888
  Cost of other
    insured medical premiums(2). . . . .       202,525       149,396
  Selling, general and administrative:
    HMO and other insured services(3). .       240,945       153,326
    Admin. and managed care services . .       194,641       146,340
                                             ---------     ---------
     Total selling, general and admin. .       435,586       299,666
                                             ---------     ---------
  Other charges  . . . . . . . . . . . .        53,411            -
  Depreciation and amortization  . . . .        38,721        24,129
                                             ---------     ---------
     Total operating expenses  . . . . .     1,730,245     1,095,079
                                             ---------     ---------
     Operating income (loss) . . . . . .       (16,282)       71,618

Interest income  . . . . . . . . . . . .        24,305        20,823
Interest expense . . . . . . . . . . . .       (12,629)       (5,392)
                                             ---------     ---------
     Interest income, net  . . . . . . .        11,676        15,431
                                             ---------     ---------
Income (loss) before provision
  for income taxes . . . . . . . . . . .        (4,606)       87,049

Income tax benefit (provision) . . . . .           666       (30,778)
                                            ----------    ----------
Net income (loss). . . . . . . . . . . .    $   (3,940)   $   56,271
                                            ==========    ==========
Preferred stock dividends. . . . . . . .        (1,128)       (4,167)
                                            ----------    ----------
Net income (loss) applicable
 to common shareholders . . . . . . . . . . $   (5,068)   $   52,104
                                            ==========    ==========
Net income (loss) per share:(4)                 $(0.08)        $0.81
Weighted average number of common and
  common equivalent shares outstanding:         63,725        64,195

See Addendum 9 for footnote information.


                                                     OPERATIONAL STATISTICS
                                                     ----------------------
                                (Unaudited)
                         ENROLLMENT BY PRODUCT LINE
                                                        MEDICAL LOSS RATIOS
                                                            BY REGION(6)
                                                        -------------------
                                                        QUARTER     QUARTER
                                                         ENDED       ENDED
                             1/1/97    1/1/96  %CHANGE  12/31/96   12/31/95
HMOs(5)
  Northern Region:                                        81.9%      77.9%
     New Hampshire            136,300   122,300   11%
     Massachusetts             77,100         -   - %
     Maine                     70,700    65,500    8%
     Indiana                   36,500    67,000 (46)%
     New Jersey                34,200     1,950    -%
     New York City             33,600    30,750    9%
     New York (Syracuse)       19,000    21,200 (10)%
     Kentucky                  12,400    11,200   11%
     Ohio                       2,500     1,000  150%
                              -------   -------  ---
         Sub-total            422,300   320,900   32%
                              -------   -------  ---
  Southern Region:                                        81.9%      72.4%

     North Carolina           212,200   170,600   24%
     South Carolina           141,400   143,700  (2)%
     Tennessee                 92,600    62,400   48%
     Arkansas                  34,600    32,800    5%
     Georgia                   24,800    10,200  143%
     Texas                     13,000     4,100  217%
                              -------   -------  ----
            Sub-total         518,600   423,800   22%
                              -------   -------  ----
     Total HMO                940,900   744,700   26%
                              =======   =======  ====
MANAGED INDEMNITY (INSURED)(7) 45,100    66,600  (32)%
                              =======   =======  ====
SELF AND PARTIALLY
  INSURED MEDICAL PRODUCTS
     Point of Service(8)      181,300   196,300  (8)%
     Workers' Compensation     90,700   120,000 (24)%
     Other Managed
       Care/Adminis-
         tration(9)         1,914,800 2,300,500 (17)%
                            --------- --------- -----
     Total Self-Insured     2,186,800 2,616,800 (16)%
                            --------- --------- -----
TOTAL ADMINISTERED MEDICAL  3,172,800 3,428,100  (7)%
                            ========= ========= =====
DENTAL PRODUCTS(10)
     Fully Insured            313,000   396,400 (21)%
     Self Insured           2,298,700 2,176,500   6%
                            --------- --------- -----
TOTAL ADMINISTERED DENTAL   2,611,700 2,572,900    2%
                            ========= ========= =====

                              Three Months Ended
                                 December 31,
                               1996        1995
CONSOLIDATED HMO
  MEDICAL LOSS RATIOS(11)      81.9%       74.9%

See Addendum 9 for footnote information.


                         HEALTHSOURCE, INC. (NYSE)

SELECTED BALANCE SHEET DATA (IN THOUSANDS)

                                         December 31,   December 31,
                                            1996            1995

Cash, cash equivalents, and
 current marketable securities           $  150,152       $155,728
Current assets                              428,870        427,496

Long-term marketable securities             110,049         68,357

Total assets                              1,006,900        873,039

Medical claims payable                      175,481        152,649

Current liabilities                         365,164        283,026

Long-term debt                              247,250         95,000

Shareholders' equity                        385,425        488,082

COMMONLY USED RATIOS

                                         December 31,   December 31,
                                             1996           1995

Book value per common shares
   outstanding (63,795,000 and
   63,580,800 at December 31,
   1996 and December 31, 1995
   respectively)                         $6.04/share     $7.68/share

Working capital                         $63.7 Million   $144.5 Million

Current ratio                               1.2              1.5

Days of health care expense in                Three Months Ended
   medical claims payable for                    December 31,
   fully-insured products                     1996          1995
   (medical claims payable
   divided by average daily                  61 Days       58 Days
   health care expenses for the
   three months ended December 31,
   1996 and 1995 which does not
   include the effects of provider
   capitation and other arrangements)

                                              Three Months Ended
                                                 December 31,
                                              1996          1995

Average annual hospital bed days              233           244
   per 1,000 members (calculated on
   the basis of average members during
   the period)(12)

See Addendum 9 for footnote information.


(1) Results for 1995 include the effects of the acquisition as of May 1, 1995 of the medical services group of the Provident Life and Accident Insurance Company of America, Inc. (the "Provident acquisition").

(2) Includes fully-insured indemnity and shared risk (minimum premium and retrospectively rated premium arrangements with self-insured employers) from the Provident acquisition and the Company s previously existing managed indemnity business.

(3)  Includes all corporate administrative and development expenses.

(4) Reflects a two-for-one stock split in the form of a 100% stock dividend effective December 15, 1995.

(5) Includes membership for HMOs owned, co-owned, and/or managed by Healthsource (New York City and New Jersey) and 81,000 members acquired in the Central Massachusetts Health Care, Inc. (CMHC) acquisition effective February 1, 1996. Managed indemnity lives previously reported in the Company s HMO membership are now reported separately as managed indemnity lives. For 1997 and 1996, these lives were 4,300 and 7,000, respectively.

(6) Includes aggregate medical loss ratios for HMOs owned or significantly co-owned by Healthsource, including those from the Provident acquisition. New York City and New Jersey ("ChubbHealth") are not included.

(7) Includes managed indemnity business from the Provident acquisition of approximately 40,800 and 59,600 lives for 1997 and 1996, respectively.

(8)  Excludes managed care membership from the Provident acquisition.

(9) Includes self-insured business from the Provident acquisition of approximately 1,703,000 and 2,026,000 lives for 1997 and 1996, respectively. Included in these totals are approximately 178,700 and 329,000 lives for 1996 and 1995, respectively, which were covered by minimum premium and retrospectively rated premium products where the Company shares risk with the employers and where the Company receives an insurance premium. Many of these employer accounts have managed care benefit designs.

(10) Obtained through the Provident acquisition.

(11) Consolidated medical loss ratios exclude unconsolidated plans (which for 1995 were ChubbHealth and CMHC and which for 1996 is ChubbHealth).

(12) Average annual hospital bed days per 1,000 members exclude mental health/substance abuse and are presented for HMOs owned or significantly co-owned by Healthsource, which excludes ChubbHealth.